Exhibit 99.1350CERT

         Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
                      Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of MLP & Strategic Equity Fund Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended April 30, 2008, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 20, 2008


/s/ Mitchell M. Cox
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Mitchell M. Cox
Chief Executive Officer (principal executive officer) of
MLP & Strategic Equity Fund Inc.


Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of MLP & Strategic Equity Fund Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended April 30, 2008, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 20, 2008


/s/ James E. Hillman
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James E. Hillman
Chief Financial Officer (principal financial officer) of
MLP & Strategic Equity Fund Inc.


This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission